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                                                                   Exhibit 99.1


                                                [FIRST BANCORP LOGO]
                                                CONTACT:
                                                Annie Astor-Carbonell
                                                Senior Executive Vice President
                                                and Chief Financial Officer
                                                (787) 729-8088

                    FIRST BANCORP ANNOUNCES U.S. EXPANSION
                   THROUGH THE ACQUISITION OF FLORIDA-BASED
                              PONCE GENERAL CORP.

         San Juan, Puerto Rico - November 22, 2004--First BanCorp. (NYSE:FBP), announced today the signing of a definitive merger agreement pursuant to which First BanCorp will acquire, in an all-cash consideration transaction, Ponce General Corporation, a Delaware corporation, and its subsidiaries, UniBank, a federal savings and loan association, and Ponce Realty Corporation, a Delaware corporation with real estate holdings in Florida. UniBank, which is headquartered in Miami, Florida, had consolidated assets of $471.4 million, deposits of $416.3 million and stockholders' equity of $43.5 million as of September 30, 2004. UniBank has 9 full service branches located in the Miami/Dade, Broward, Orange and Osceola counties of Florida.

         The acquisition, which is expected to be accretive to First BanCorp's earnings per share in 2005, is expected to close on or before the second quarter of 2005, pending the receipt of all requisite regulatory approvals and the approval of the shareholders of Ponce General Corporation.

         Angel Alvarez, Chairman and Chief Executive Officer of First BanCorp, stated "We are very excited about our acquisition of Ponce General Corporation and its subsidiaries. This acquisition will allow us to bring our successful banking model to Florida, and positions First BanCorp to enter new markets in Florida within cities


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FIRST BANCORP ANNOUNCES U.S. EXPANSION                                   PAGE 2
THROUGH THE ACQUISITION OF FLORIDA-BASED
PONCE GENERAL CORP.


that have a significant Hispanic population. This acquisition will allow First BanCorp to build a platform in Florida to consider further expansion to the United States in the future. First BanCorp anticipates that officers and employees of Ponce General, Ponce Realty and UniBank will become part of First BanCorp's team." Joseph Guerra, President of UniBank, added, "We are excited about our future prospects with First BanCorp. First BanCorp is committed to continuing UniBank's tradition of community banking for our customers and the communities we serve in Florida."

         With $15.2 billion in assets, First BanCorp is the second largest Financial Holding Company in Puerto Rico. It is the parent company of FirstBank Puerto Rico; a state chartered commercial bank in Puerto Rico and Virgin Islands and of FirstBank Insurance Agency, Inc. Both First BanCorp and FirstBank Puerto Rico, operate within US banking laws and regulations. The Bank operates a total of 112 financial service facilities throughout Puerto Rico and the US and British Virgin Islands, including the operations of its subsidiaries. On October 1, 2004 the Bank opened a banking agency in Coral Gables, Florida, which provides commercial real estate and construction lending. Among the bank's subsidiaries is Money Express, a finance company, First Leasing and Car Rental, a car and truck rental leasing company, and FirstMortgage, a mortgage banking company. In the US and British Virgin Islands the Bank operates First Insurance, an insurance agency, First Trade, Inc., a foreign corporation management company, and First Express, a small loan company.

         The Corporation's common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) which may involve significant risks ands uncertainties. Actual


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FIRST BANCORP ANNOUNCES U.S. EXPANSION                                   PAGE 3
THROUGH THE ACQUISITION OF FLORIDA-BASED
PONCE GENERAL CORP.


results may differ materially from the results discussed in these forward-looking statements. These include securing all necessary governmental and other approvals, the satisfaction of all conditions to the merger, changes in business and other market conditions, and the success of the business combination envisioned by the parties. These and other factors could adversely affect the outcome and financial effects of the plans and events described herein.